Exhibit 4.4

                          SOLICITATION AGENT AGREEMENT

                                D.R. HORTON, INC.

                                                                  May 27, 2000
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

1. D.R. Horton, Inc, (the "Company") plans to solicit consents (the "Consents") from the holders of all of its $150,000,000 10-1/2% Senior Notes due 2005 (the "Securities") to a proposed amendment (the "Proposed Amendment") to the indenture (the "Indenture") pursuant to which the Securities were issued, on the terms and subject to the conditions set forth in the Consent Solicitation Statement (the "Solicitation") and the Consent Letter (the "Consent Letter") attached hereto as Exhibits A and B, respectively (collectively referred to herein as the "Consent Solicitation"). The Proposed Amendment is to increase the maximum principal amount of 10-1/2% Senior Notes due 2005 that may be issued under the Indenture from $150,000,000 to $200,000,000, and is being sought in connection with a proposed offering and sale (the "Offering") of additional Securities (the "Additional Securities"). The Securities are, and the Additional Securities will be, unconditionally guaranteed, jointly and severally, by certain subsidiaries of the Company (the "Guarantors").

2. The Company hereby engages you as exclusive Solicitation Agent, authorizes you to act as such in connection with the Consent Solicitation and agrees that you shall act as an independent contractor with duties solely to the Company. As Solicitation Agent, you agree, in accordance with your customary practices, to perform those services in connection with the Consent Solicitation as are customarily performed by investment banking concerns in connection with consent solicitations of like nature, including but not limited to soliciting Consents sought by the Company pursuant to the Consent Solicitation.

3. The Company agrees to furnish you with as many copies as you may reasonably request of the Solicitation and Consent Letter, any amendments or supplements thereto and any other documents or materials whatsoever relating to the Consent Solicitation that are distributed or made available to the public or the holders of the Securities (collectively, as amended or supplemented from time to time, and including any documents incorporated by reference therein, the "Consent Solicitation Material") to be used by the Company in connection with the Consent Solicitation. The Company agrees that, within a reasonable time prior to using any Consent Solicitation Material, it will submit copies of such material to you

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and your  counsel and will not use or publish any such  material to which you or your counsel reasonably object. In the event that (i) the Company uses or permits the use of any Consent Solicitation Material (a) which has not been submitted to you for your comments or (b) which has been so submitted and with respect to which you have made comments, but which comments have not resulted in a response reasonably satisfactory to you and your counsel to reflect your comments, (ii) the Company shall have breached, in any material respect, any of its representations, warranties, agreements or covenants herein and such breach is not promptly cured or (iii) the Consent Solicitation is terminated or withdrawn for any reason or any stop order, restraining order, injunction or denial of an application for approval has been issued and not thereafter stayed or vacated with respect to, or any proceeding, litigation or investigation has been initiated that is reasonably likely to have a material adverse effect on the ability of the Company to carry out the Consent Solicitation or the performance of this Agreement, then in any such case you shall be entitled to withdraw as Solicitation Agent without any liability or penalty to you or any other Indemnified Person (as defined in Section 10) and without loss of any right to the payment of all expenses payable hereunder which have accrued to the date of such withdrawal. If you withdraw as Solicitation Agent pursuant to the preceding sentence, the reimbursement for your expenses through the date of such withdrawal shall be paid to you promptly after such date. The Company shall inform you promptly after it receives notice or becomes aware of the happening of any event, or the discovery of any fact, that would require the making of any change in any Consent Solicitation Material then being used or would affect the truth or completeness of any representation or warranty contained in this Agreement if such representation or warranty were being made immediately after the happening of such event or the discovery of such fact.

4. The Company and you agree that you will receive no separate compensation for your services as Solicitation Agent hereunder apart from the underwriting discount in connection with the Offering.

5. In addition to your compensation for your services as Solicitation Agent, the Company agrees to pay (i) all reasonable fees and expenses relating to the preparation, printing, mailing and publishing of the Consent Solicitation Material and the supplemental indenture with respect to the Indenture to effect the Proposed Amendment (the "Supplemental Indenture"), (ii) all advertising charges, (iii) all other reasonable fees and expenses in connection with the Consent Solicitation, including those of any depositary, information agent or other person rendering services in connection therewith and (iv) to brokers and dealers (including you), commercial banks, trust companies and other nominees the amount of their customary mailing and handling expenses incurred in forwarding the Consent Solicitation Material to their customers. The reasonable fees and expenses of the Processing Agent (as defined in Section 6) will be paid by you. The Company will also reimburse you for all out-of-pocket expenses reasonably incurred by you in connection with your services as Solicitation Agent, as well as the reasonable fees and expenses of Cahill Gordon & Reindel, your legal counsel. All payments to be made by the Company pursuant to Section 4 and this Section 5 shall be made promptly after the closing of the Consent

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Solicitation.  The  Company  shall  perform  its  obligations  set forth in this
Section 5 whether or not the Consent Solicitation is commenced or the Company acquires any Consents pursuant to the Consent Solicitation or otherwise.

6. The Company will arrange for MacKenzie Partners, Inc. to serve as processing agent (the "Processing Agent") in connection with the Consent Solicitation and, as such, to advise you at least daily as to such matters relating to the Consent Solicitation as you may request. The Company shall provide you or cause the trustee under the Indenture and the Depository Trust Company ("DTC") to provide you with copies of the records or other lists showing the names and addresses of, and principal amounts of Securities held by, the holders of Securities as of a recent date and shall, from and after such date, use its best efforts to cause you to be advised from day to day during the pendency of the Consent Solicitation of all transfers of Securities, such notification consisting of the name and address of the transferor and transferee of any Securities and the date of such transfer. The Company will arrange for MacKenzie Partners, Inc. to serve as information agent in connection with the Consent Solicitation and, as such, to advise you as to such matters relating to the Consent Solicitation as you may request and to furnish you with any written reports concerning any such information as you may request.

7. The Company represents and warrants to you, and agrees with you, that on and as of the date the Consent Solicitation is commenced (the "Commencement Date") and upon the consummation of the Solicitation (which, for purposes of this Agreement, shall be deemed to occur when payments for Consents are made):

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and it has taken all necessary corporate action to authorize the Consent Solicitation, the execution, delivery and performance of the Supplemental Indenture and all other actions contemplated by the Company in the Consent Solicitation Material.

          (b) This Agreement has been duly executed and delivered by the Company.

          (c) A complete and correct copy of the Consent Solicitation Material has been furnished to you or will be furnished to you no later than the Commencement Date. The Consent Solicitation Material, as amended and supplemented from time to time, comply and will comply in all material respects with the applicable provisions the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder. The Consent Solicitation Material do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, except that the Company makes no representation or warranty

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     with respect to any statement contained in, or any matter omitted from, any
     Consent Solicitation Material relating to you and based upon information furnished in writing by you to the Company expressly for use therein.

          (d) The Consent Solicitation, the payment for the Consents pursuant to the Consent Solicitation and the execution and delivery of, and the consummation of the transactions contemplated in, this Agreement and the Supplemental Indenture will comply in all material respects with all applicable requirements of law, including any applicable regulation of any governmental agency, authority or instrumentality, and no material consent, authorization, approval, order, exemption or other action of, or filing with, any governmental agency, authority or instrumentality of the United States or any jurisdiction therein or any other jurisdiction is required in connection with the Consent Solicitation, the execution, delivery and performance of the Supplemental Indenture or the consummation by the
     Company of the transactions contemplated herein or in the Consent Solicitation Material, other than those consents, authorizations, approvals, orders, exemptions and other actions that will have been obtained or taken, and any filings that will have been made, prior to the consummation of the Consent Solicitation.

          (e) The Consent Solicitation, the payment for the Consents pursuant to the Consent Solicitation and the execution and delivery of, and the consummation of the transactions contemplated in, this Agreement and the Supplemental Indenture will not (i) conflict with or violate the certificate of incorporation or bylaws of the Company or any of its subsidiaries, (ii) result in a breach of or constitute a default under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is or may be bound or (iii) violate any order, judgment or decree of any court or governmental agency, authority or instrumentality of the United States or any jurisdiction therein or any other jurisdiction applicable to the Company or any of its subsidiaries, in the case of foregoing clauses (ii) and (iii), in each case, except for such breaches, defaults or violations as would not have a material adverse effect on the ability of the Company to effect the Consent Solicitation ("Material Adverse Effect").

          (f) Any document incorporated by reference in the Consent Solicitation Material when filed complied or will comply, as the case may be, in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations thereunder.

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          (g)  Subject  to  the  conditions   described  in  the   Solicitation,
     sufficient funds are or will be available to the Company to enable the Company promptly to make the consent payments for the Consents.

          (h) The Proposed Amendment set forth in the Supplemental Indenture when executed and delivered will conform, in all material respects, to the descriptions thereof in the Consent Solicitation Material.

          (i) The Consent Solicitation does not require registration under the Securities Act.

          (j) The Supplemental Indenture may be entered into upon the consent of holders of a majority of the aggregate principal amount of the Securities outstanding under the Indenture, pursuant to the terms of the Indenture. Upon such execution and delivery thereof, and on the date of payment for Consents, the Supplemental Indenture will have been duly and validly executed and delivered by the Company and the guarantors party thereto, and each of the Supplemental Indenture and the Indenture as supplemental by the Supplemental Indenture will be a legal, valid and binding obligation of the Company and the guarantors party thereto, enforceable against them in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

8. The Company will advise you promptly of (i) the occurrence of any event which could cause the Company to withdraw or terminate the Consent Solicitation or would permit the Company to exercise any right not to make consent payments thereunder, (ii) any proposal or requirement to make, amend or supplement any Consent Solicitation Material, (iii) the issuance of any order or the taking of any other action by any administrative or judicial tribunal or other governmental agency or instrumentality concerning the Consent Solicitation (and, if in writing, will furnish you a copy thereof) and (iv) any other information relating to the Consent Solicitation which you may from time to time request. The Company agrees that if any event occurs or condition exists as a result of which the Consent Solicitation Material would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Consent Solicitation Material is delivered to a holder of Securities, not misleading, or if, in the opinion of the Company, after consultation with you, it is necessary at any time to amend or supplement the Consent Solicitation Material to comply with applicable law, the Company shall immediately notify you, prepare an amendment or supplement to the Consent Solicitation Material that will correct

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such statement or omission or effect such compliance, and supply such amended or supplemented Consent Solicitation Material to you.

9. The Company hereby agrees to hold you harmless and to indemnify you (including any of your affiliated companies and any director, officer, agent or employee of you or any such affiliated company) and any director, officer or other person controlling (within the meaning of Section 20(a) of the Exchange
Act) you (including any of your affiliated companies) (collectively, "Indemnified Persons") from and against any and all losses, claims, damages, liabilities or expenses (whether in contract, tort or otherwise) whatsoever (as incurred or suffered and including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened, or any claim whatsoever and whether or not you or any other Indemnified Person shall be a party thereto) (a) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Consent Solicitation Material, or any omission or alleged omission to state in any Consent Solicitation Material a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, (ii) any withdrawal or termination by the Company of, or failure by the Company to make or consummate, the Consent Solicitation or make any consent payments pursuant to the Consent Solicitation or (iii) any breach by the Company of any representation or warranty or failure to comply with any of the agreements contained herein or (b) otherwise arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with the Consent Solicitation or your role in connection therewith; except in the case of this clause (b) above for any such loss, claim, damage, liability or expense which is attributable to your willful misconduct, bad faith or gross negligence and except in the case of clauses (a)(i) and (b) above for any such loss, claim, damage, liability or expense which arises out of or is based upon (x) any untrue statement or alleged untrue statement of a material fact contained in any Consent Solicitation Material or (y) any omission or alleged omission to state in any Consent Solicitation Material a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, if in any such case such statement or omission relates to you and was made in reliance upon and in conformity with information furnished in writing by you to the Company expressly for use therein. The foregoing indemnity shall be in addition to any liability which the Company might otherwise have to you and such other Indemnified Persons. You shall have no liability (direct or indirect and whether in tort, contract or otherwise) to the Company or any other person for any losses, claims, damages, liabilities or expenses arising from your own acts or omissions in performing your obligations hereunder or otherwise in connection with the Consent Solicitation except for any such losses, claims, damages, liabilities or expenses attributable to your willful misconduct, bad faith or gross negligence.

                  If a claim is made against any Indemnified Person as to which such Indemnified Person may seek indemnity under this Section 10, such

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Indemnified Person shall notify the Company promptly after any written assertion of such claim threatening to institute an action or proceeding with respect thereto and shall notify the Company promptly of any action commenced against such Indemnified Person within a reasonable time after such Indemnified Person shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Failure to so notify the Company shall not, however, relieve the Company from any liability which they may have on account of the indemnity under this Section 10 if the Company has not been prejudiced in any material respect by such failure. The Company shall be entitled to participate at its own expense in any such litigation or proceeding and to assume at its sole expense the defense of any such litigation or proceeding, and such defense shall be conducted by counsel reasonably satisfactory to such Indemnified Person. The Company shall, upon the request of
such  Indemnified  Person,   assume  the  defense  of  any  such  litigation  or
proceeding, and in the case of any such request such defense shall be conducted by counsel reasonably satisfactory to you. In any such litigation or proceeding the defense of which the Company shall have so assumed, any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include (x) the Company and (y) the Indemnified Person and the Indemnified Person is advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Company shall not, in connection with any litigation or proceeding or related litigation or proceeding in the same jurisdiction, be liable under this Agreement for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Persons and that all such fees and expenses shall be reimbursed as they are incurred. Such separate firm shall be designated by Morgan Stanley & Co. Incorporated. The Company shall not be liable for any settlement of any litigation or proceeding effected without their written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees, subject to the provisions of this Section 10, to indemnify the Indemnified Person from and against any loss, damage, liability or expenses by reason of such settlement or judgment. The Company agrees to notify you promptly of the assertion of any claim in connection with the Consent Solicitation against either of them, any of their respective officers or directors or any person who controls either of them within the meaning of
Section 20(a) of the Securities Exchange Act of 1934, as amended.

                  To the extent the indemnity provided for in the foregoing paragraphs of this Section 10 is unavailable to an Indemnified Person in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Company agrees to contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by you, on the other, from the Consent Solicitation or (ii) if the allocation provided by the

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foregoing  clause (i) is not permitted by applicable  law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (i), but also the relative fault of the Company, on the one hand, and of you, on the other, in connection with the statements, actions or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and by you, on the other, shall be deemed in the same proportion as (i) the maximum aggregate value of the consideration proposed to be paid by the Company for consent payments pursuant to the Consent Solicitation bears to (ii) the maximum aggregate fee proposed to be paid to you pursuant to Section 4. The relative fault of the Company, on the one hand, and of you, on the other, (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and
(ii) in the case of any other action or omission, shall be determined by reference, among other things, whether such action or omission was taken or omitted to be taken by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to prevent such action or omission.

                  The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitation set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim.

10. The indemnity and contribution agreements contained in Section 10, the provisions of Sections 4 and 5 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any failure to commence, or the withdrawal, termination or completion of, the Consent Solicitation or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of the Company or any Indemnified Person and (iii) any withdrawal by you pursuant to
Section 3.

11. On the Commencement Date and upon execution of the Supplemental Indenture ("Execution Date"), you shall have received opinions of Gibson, Dunn & Crutcher LLP in the form set forth in Exhibit C , each dated the date of delivery and addressed to the Solicitation Agent.

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12. In the event that any provision  hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect.

13. This Agreement may be executed in two or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company, you and the other Indemnified Persons (as defined in Section 10) and their respective successors and assigns. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.

16. The Company agrees that any reference to you in the Consent Solicitation Material, or in any other release or communication relating to the Consent Solicitations, is subject to your prior written approval, which approval shall not be unreasonably withheld.

17. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally to the parties hereto as follows:

(a)      If to you:

         Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, New York  10036
         Attn: High Yield Liability Management Department

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         with a copy to:

         Cahill Gordon & Reindel
         80 Pine Street
         New York, New York  10005
         Telecopy No.:  (212) 269-5420
         Attn:  Daniel J. Zubkoff, Esq.

(b)      If to the Company:

         D.R. Horton, Inc.
         1901 Ascension Boulevard
         Suite 100
         Arlington, Texas  76006
         Telecopy No.:  (817) 856-8259
         Attn:  Paul Buchschacher, Esq.

         with a copy to:

         Gibson, Dunn & Crutcher LLP
         2100 McKinney Avenue
         Suite 1100
         Dallas, Texas  75201-6911
         Telecopy No.:  (214) 698-3400
         Attn:  Irwin F. Sentilles, Esq.

18. You and the Company each waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement hereunder. The Company hereby (a) submits to the jurisdiction of any New York State or Federal court sitting in New York City with respect to any actions and proceedings arising out of or relating to this Agreement, (b) agrees that all claims with respect to such actions or proceedings may be heard and determined in such New York State or Federal court, (c) waives the defense of any inconvenient forum and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  Please indicate your willingness to act as Solicitation Agent on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter shall constitute a binding agreement between us.

                                             Very truly yours,

                                             D.R. HORTON, INC.




                                             By:  /s/ Samuel R. Fuller
                                             ----------------------------------
                                             Samuel R. Fuller
                                             Executive Vice President, Treasurer
                                             and Chief  Financial Officer







Accepted as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED


By:   /s/ Franklin D. McMahon
      -------------------------------------
       Name:      Franklin D. McMahon
       Title:     Managing Director

                                    EXHIBIT A

                        [Consent Solicitation Statement]

                                D.R. HORTON, INC.

                         CONSENT SOLICITATION STATEMENT

        For Consent Solicitation Expiring 5:00 P.M., New York City Time,
                        on June 8, 2000, Unless Extended

    $150,000,000 Aggregate Principal Amount of 10-1/2% Senior Notes Due 2005
                             CUSIP Number 23331AAE9

         We are sending this consent solicitation statement to the holders of our outstanding 10-1/2% Senior Notes Due 2005 to solicit their consent to an amendment to the indenture governing the notes to permit the issuance of up to an additional $50,000,000 aggregate principal amount of the notes.

         We seek to issue additional 10-1/2% senior notes in the near future for the principal purpose of paying down outstanding borrowings under our existing revolving credit facility, which will increase availability under the revolving credit facility, and for general corporate purposes. The proposed amendment would permit us to issue the additional notes by increasing the size of the issue from $150,000,000 to $200,000,000. Any issuance of the additional notes will comply with the debt incurrence tests contained in the indenture. The additional notes would comprise part of the same series of securities as the outstanding 10-1/2% senior notes.

         Approval of the amendment requires the consent of holders of at least a majority in aggregate principal amount of the outstanding 10-1/2% senior notes and does not require the consent of holders of any other series of notes issued under the indenture.

         Subject to the terms and conditions set forth in this consent solicitation statement and in the accompanying consent form, we will pay to each holder who validly consents to the proposed amendment a cash consent fee equal to $1.25 for each $1,000 in principal amount of 10-1/2% senior notes for which consents have been properly executed, validly delivered, and not revoked as of the time of the expiration of this solicitation. We will pay such cash to such holder or such person that the holder designates on the accompanying consent form. We will make these payments, however, only if we and the trustee enter into the amendment and we issue any additional notes.

         Any holder may revoke its consent as to all or a portion of its notes; however, revocation will be effective only if the trustee receives the notice of revocation before the date the amendment becomes effective. This solicitation will expire at 5:00 p.m., Eastern Time, on June 8, 2000. We may, however, extend the expiration date on a daily basis or otherwise, in which event the term "expiration date" will mean the time and date to which we have extended this solicitation.

         This consent solicitation statement does not constitute a solicitation of a consent in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such a solicitation.

        The date of this consent solicitation statement is May 27, 2000.

                                   THE COMPANY

         We are a national homebuilder. We construct and sell single-family homes in metropolitan areas of the Mid-Atlantic, Midwest, Southeast, Southwest and West regions of the United States. We offer high quality homes, designed principally for first-time and move-up home buyers. Our homes generally range in size from 1,000 to 5,000 square feet and range in price from $80,000 to $600,000. For the year ended September 30, 1999, we closed 18,395 homes with an average sales price approximating $166,100. For the six months ended March 31, 2000, we closed 8,856 homes with an average sales price approximating $176,400.

         We are one of the largest and most geographically diversified homebuilders in the United States, with operating divisions in 23 states and 40 markets as of March 31, 2000. The markets we operate in include: Albuquerque, Atlanta, Austin, Birmingham, Charleston, Charlotte, Chicago, Cincinnati, Columbia, Dallas/Fort Worth, Denver, Greensboro, Greenville, Hilton Head, Houston, Jacksonville, Killeen, Las Vegas, Los Angeles, Louisville, Minneapolis/St. Paul, Myrtle Beach, Nashville, New Jersey, Newport News, Orlando, Pensacola, Phoenix, Portland, Raleigh/Durham, Richmond, Sacramento, Salt Lake City, San Antonio, San Diego, St. Louis, South Florida, Tucson, suburban Washington, D.C. and Wilmington.

     We build homes under the following names: D.R. Horton, Arappco, Cambridge, Continental, Dobson, Mareli, Milburn, Joe Miller, Regency, RMP, SGS, Torrey and Trimark.

         Our principal executive offices are at 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006, our telephone number is (817) 856-8200, and our internet address is www.drhorton.com.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This consent solicitation statement incorporates by reference the documents listed below that we have previously filed with the Securities and Exchange Commission and that are not included in or delivered with this document. They contain important information about our company and its financial condition.

               FILING                                          PERIOD

      Annual Report on Form 10-K               Year ended September 30, 1999

      Quarterly Reports on Form 10-Q           Quarter ended December 31, 2000
                                               Quarter ended March 31, 2000

      Current  Report on Form 8-K              Filed March 17, 2000

      Pages two through eleven, "Election      Filed December 10, 2000
      of  Directors", through Executive
      Compensation-Compensation Committee
      Interlocks and Insider Participation"
      and page sixteen, "Section 16(a)
      Beneficial Ownership Reporting
      Compliance," contained in our Proxy
      Statement dated December 10, 1999,
      relating to our 2000 annual meeting of
      stockholders and incorporated into our
      Annual Report on Form 10-K



         We also incorporate by reference additional documents that we may file with the SEC between the date of this consent solicitation statement and the date the proposed amendment becomes effective.

         The information incorporated by reference is considered to be part of this consent solicitation statement, except for any information that is superseded by information that is included directly in this document.

         You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this consent solicitation statement. You can obtain documents incorporated by reference in this consent solicitation statement by requesting them in writing or by telephone from us at the following address:

                         Assistant to Corporate Counsel
                                D.R. Horton, Inc.
                            1901 Ascension Boulevard
                                    Suite 100
                             Arlington, Texas 76006
                            (817) 856-8200, ext. 1046


                             THE PROPOSED AMENDMENT

         We issued $150,000,000 aggregate principal amount of our 10-1/2% senior notes on March 21, 2000. We seek the proposed amendment in order to issue in the near future up to an additional $50,000,000 aggregate principal amount of our 10-1/2% senior notes. The indenture currently limits the principal amount of these notes to $150,000,000. The proposed amendment would increase this limit by $50,000,000 if we are successful in issuing any additional notes. If we are not successful in issuing any additional notes and we so advise the trustee, the limit would remain at $150,000,000. If the limit is increased but we do not issue all of the additional notes, the indenture would permit us to issue the balance of the additional notes in the future.

         We would use the net proceeds of the issuance of any additional notes to pay down outstanding borrowings under our existing revolving credit facility, which will increase availability under our revolving credit facility, and for general corporate purposes.

         Any issuance of the additional notes will comply with the debt incurrence tests contained in the indenture and would comprise part of the same series of securities as the outstanding 10-1/2% senior notes.

                                 CAPITALIZATION

         The following table sets forth our capitalization at March 31, 2000, as adjusted to reflect the issuance of an additional $50,000,000 aggregate principal amount of notes and the application of the estimated net proceeds of the issuance.

                                                          As of March 31, 2000
                                                       Actual        Adjusted(1)
                                                            ($ in thousands)
                                                    ----------------------------
Homebuilding debt:
  Notes payable under revolving credit facility(2)   $500,000          $450,880
  Notes payable"other                                   8,617             8,617
  8 3/8% senior notes due 2004, net                   148,348           148,348
  10 1/2% senior notes due 2005, net                  149,415           199,415
  10% senior notes due 2006, net                      147,338           147,338
  8% senior notes due 2009, net                       383,014           383,014
                                                      -------           -------
  Total homebuilding debt                           1,336,732         1,337,462
Notes payable under mortgage warehouse facility        76,800            76,800
                                                       ------            ------

    Total debt                                      1,413,532         1,414,262
                                                    ---------         ---------

Stockholders' equity:
  Preferred stock, $.10 par value; 30,000,000
    shares authorized, no shares issued                    --                --
  Common stock, $.01 par value; 200,000,000
    shares authorized, 64,396,305 shares, issued
    and outstanding                                       644               644
  Additional capital                                  420,643           420,643
  Retained earnings                                   477,737           477,737
  Treasury stock                                      (36,947)          (36,947)
                                                     --------          --------
  Total stockholders' equity                          862,077           862,077
                                                      -------           -------
    Total capitalization                           $2,275,609        $2,276,239
                                                   ==========        ==========
-----------
(1) Adjusted to reflect the sale of $50,000,000 of additional notes and the application of the estimated net proceeds to repay debt under our revolving credit facility.

(2) We have an $825,000,000 unsecured revolving credit facility with 12 financial institutions. The revolving credit facility matures in April 2002, and includes $50,000,000 reserved for use as standby letters of credit. Additionally, we have another $25,000,000 standby letter of credit agreement and a $22,500,000 non-renewable letter of credit facility acquired in connection with an acquisition.

                                THE SOLICITATION

Terms of the Consent Solicitation

         We will pay to each holder, who delivers and does not revoke the enclosed form of consent prior to 5:00 p.m., Eastern time, on the expiration date, a consent payment of $1.25 in cash for each $1,000 in principal amount of the notes as to which such consent is given if the following conditions are met:

              -   the requisite number of consents is received,

              - we and the trustee execute a supplemental indenture containing the proposed amendment, and

              -   we issue any additional 10-1/2% senior notes.

         We will pay the consent payment promptly after the later of the expiration date or the closing of any offering of additional notes. If we do not issue any additional 10-1/2% senior notes, no consent fee will be paid.

         Holders who do not properly or timely consent to the proposed amendment, or whose consent is revoked, will not receive a consent payment even though the proposed amendment, if it becomes operative, will be binding upon them.

         A duly executed consent (unless revoked as described in this consent solicitation statement) shall bind the holders executing the same and any subsequent registered holder or transferee of the notes to which such consent relates. Any holder or subsequent holder may revoke its consent as to all or a portion of its notes; however, such revocation shall be effective only if the trustee receives the notice of revocation before the date the amendment becomes effective.

         The term "holder" means a registered holder of 10-1/2% senior notes as reflected in the records of the trustee. We anticipate that Cede & Co., as nominee holder of the 10-1/2% senior notes for the Depository Trust Company, will execute an authorization for DTC's participants to consent (or revoke consents) with respect to the notes owned by the participants and their customers. In such case, all references to "holder" shall, unless otherwise specified, include such participants specified on the DTC position listing as of the date indicated.

         The delivery of a consent to the proposed amendment will not affect a holder"s right to sell or transfer the notes.

         Upon receipt of the requisite consents, which may occur before the expiration date, we and the trustee may then execute the supplemental indenture containing the proposed amendment. The date and time at which such supplemental indenture is executed is referred to herein as the "effective date." Holders delivering consents after the effective date but prior to the expiration date will nonetheless be entitled to receive the consent payment if all the other conditions are satisfied. However, holders may revoke consents only prior to the effective date, which may occur before the expiration date. If the requisite consents are not received by 5:00 p.m., New York City time, on the expiration date, then we, in our sole discretion, may elect to the extend the expiration date, from time to time, in which case all such consents shall remain valid until the date and time to which the expiration date is so extended subject only to revocation as provided in this consent solicitation statement.

         We expressly reserve the right to:

              -   extend the expiration date from time to time,

              - terminate this consent solicitation at any time prior the expiration date whether or not the requisite consents have been obtained, and

              - amend, at any time or from time to time, the terms of this consent solicitation.

         Any such extension will be effective if we give oral or written notice to MacKenzie Partners, Inc., the processing agent for this consent solicitation, no later than 9:00 a.m., New York City time, on the first business day following any previously announced expiration date, with any oral notice followed by written notice, facsimile or otherwise, no later than 2:00 p.m., New York City time, on such day. Any termination or amendment of this consent solicitation shall be effective upon written notice, facsimile or otherwise, from us to the processing agent. As promptly as practicable following any such extension, termination, or amendment, we will give notice to each holder either in writing or by press release to a nationally recognized business wire service.

Consent Procedures

         Holders who desire to consent to the proposed amendment must so indicate by marking the appropriate box on the consent included with this consent solicitation statement, and completing, signing, dating, and delivering the same to the processing agent in the manner described in this section. However, if none of the boxes on the consent is checked, but the consent is otherwise properly completed, signed, dated, and delivered, the holder will be deemed to have consented to the proposed amendment.

         Consents executed by the registered holder of 10-1/2% senior notes must be executed in exactly the same manner as the name(s) appear(s) on such notes. If notes to which a consent relates are held by two or more joint holders, all such holders must sign the consent. If a consent is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other registered holder acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit to the processing agent appropriate evidence, satisfactory to us, of such person"s authority to so act, along with the consent. If notes are registered in different names, separate consents must be executed by each such registered holder. Consents by DTC participants whose notes are registered in the name of Cede & Co. must be signed in the manner in which their names appear on the position listing of Cede & Co. with respect to such notes.

         Subject to the terms and conditions set forth in this consent solicitation statement, we will accept all properly completed and executed consents received by the processing agent and not subsequently revoked prior to 5:00 p.m., New York City time, on the expiration date. All questions as to validity, form, eligibility, time of receipt, and acceptance of consents and revocation will be resolved by us in our sole discretion and our determination will be final and binding, subject only to review and approval of the processing agent with respect to proof of execution and ownership. We reserve the right to reject any and all consents not validly given or the acceptance of which could, in our opinion or in the opinion of our counsel, be unlawful. We also reserve the right, subject to review and approval of the processing agent, to waive any defects, irregularities, or conditions of delivery as to particular consents. Unless waived, all such defects and irregularities must be cured prior to the expiration date, and any consent with such defect or irregularity will not be deemed to have been properly given until so cured or waived. Neither we, the processing agent, nor any other person shall be under any duty to give notification of any such defects or irregularities, nor shall any of us incur any liability for failure to give such notification. Our interpretation of the terms and conditions of this consent solicitation shall be conclusive and binding. After the effective date of the amendment, all holders, including non-consenting holders and all subsequent holders, of the 10-1/2% senior notes will be bound by the proposed amendment.

Revocation of Consents

         Consents with respect to the proposed amendment may be revoked by a holder of the notes to which such consent relates if the trustee receives the notice of revocation before the date the amendment becomes effective. Consents may not be revoked on or after the effective date. For purposes of this solicitation, notices of revocation received by the processing agent will be deemed to have been received by the trustee. Notices of revocation given by a holder must be completed, signed, dated, and delivered to the processing agent (accompanied by a proxy or other required documents) in the same manner as would be required of a consent by such holder. Unless waived, all defects and irregularities in a revocation must be cured prior to the effective date.

Solicitation Agent and Processing Agent

         We have retained Morgan Stanley & Co., Incorporated to act as our solicitation agent in connection with this consent solicitation. Morgan Stanley will not receive a separate fee for acting as solicitation agent; however, it will act as the underwriter with respect to the proposed offering of the additional 10-1/2% senior notes for which it will receive customary compensation. The solicitation agent will receive reimbursement for its reasonable out-of-pocket expenses (including reasonable fees and disbursements of its counsel) incurred in connection with the consent solicitation.

         We have retained MacKenzie Partners, Inc. as our processing agent in connection with this consent solicitation. The processing agent will receive and tabulate consents and revocations, if any. The processing agent will receive customary fees for such services and reimbursement for its reasonable out-of-pocket expenses.

         Requests for additional copies of this consent solicitation statement and the other documents enclosed with it may be directed to our solicitation agent at its address or telephone number set forth on the back cover of this consent solicitation statement.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

General

         The following discussion summarizes certain federal income tax consequences arising out of the receipt of the consent payment and adoption of the proposed amendment. The discussion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations thereunder, Internal Revenue Service rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly retroactively. The discussion does not address all aspects of federal income taxation that may be relevant to particular holders in light of their personal circumstances or to certain types of holders subject to special treatment under the federal income tax laws (e.g., financial institutions, insurance companies, regulated investment companies, real estate investment trusts, foreign persons or entities, dealers in securities or currencies, tax-exempt organizations, broker-dealers, taxpayers subject to the alternative minimum tax and persons holding the notes as part of a straddle, hedge or conversion transaction) and does not discuss any aspect of state, local or foreign taxation. The discussion assumes that holders are United States persons who hold the notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code.

         The following summary of federal income tax considerations is included herein for general information only. The tax treatment of a holder might vary depending upon such holder's particular situation. Accordingly, holders of the notes should consult their own tax advisors as to the specific tax consequences of granting or withholding consent to the proposed amendment.

Treatment of Consent Payments

         There is no direct authority with respect to the federal income tax consequences of receiving the consent payment. A holder who receives the consent payment might be treated as receiving a fee to obtain such holder's consent to certain transactions (or a waiver of rights) or additional interest with respect to the notes. In either event, such holder would recognize ordinary taxable income equal to the amount of cash received.

         Alternatively, the consent payment might be treated as received in exchange for certain rights of the holders. In such event, holders who received the consent payment would reduce their tax basis for the notes by an amount equal to the amount of cash they received, and receipt of the consent payment therefor would not be currently recognized as taxable income. Instead, any such basis reduction would cause such holder to recognize additional capital gain (or, under the market discount rules, ordinary income) on a sale or other disposition of the notes. It is also possible that such basis reduction could cause such holder to recognize ordinary income, either upon disposition of the notes or over the remaining term of the notes.

         We anticipate that we will treat the consent payment for federal income tax purposes as a fee paid to the holders. Accordingly, we will be required to provide information statements to the consenting holders and to the IRS reporting the consent payment.

Proposed Amendment

         The federal income tax consequences of the adoption of the proposed amendment depend upon whether an exchange of notes is deemed to have occurred as a result thereof. If the proposed amendments are deemed to change to a material extent the terms of the notes, adoption of the proposed amendments would result in a constructive exchange for federal income tax purposes of new modified notes for the existing notes which, depending upon the circumstances, could be taxable to the holders. However, we believe that the proposed amendments will not result in such a constructive exchange for federal income tax purposes. Accordingly, holders would not recognize any gain or loss as a result of the proposed amendment becoming effective.

Backup Withholding

         Certain noncorporate holders may be subject to backup withholding at the rate of 31% with respect to the consent payment. Generally, backup withholding is applied only when (a) the taxpayer (i) fails to furnish or certify its correct taxpayer identification number to the payor in the manner required or (ii) under certain circumstances fails to certify that it has not been notified by the IRS that it is subject to backup withholding for failure to report certain payments or (b) the IRS has notified the payor that the taxpayer identification number furnished by the taxpayer is incorrect or has otherwise notified the payor that backup withholding is required. Amounts withheld under the backup withholding rules will be allowed as a refund or credit against a holder's federal income tax liability, provided that such holder furnishes the required information to the IRS.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

Judiciary Plaza, Room 10024    Seven World Trade Center, Citicorp Center
450 Fifth Street, N.W. Street  Suite 1300                500 West Madison Street
Washington, D.C. 20549         New York, New York 10048  Suite 1400
                                                         Chicago, Illinois 60661

         You can also obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Room 10024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

         The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

         You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                                    EXHIBIT A

                               PROPOSED AMENDMENT

         The following is a summary of the proposed amendment contained in the tenth supplemental indenture. The summary is qualified in its entirety by reference to the indenture and the supplements thereto, including the definitions therein of certain terms used below and those terms that are made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

         The number "$150,000,000" in Article One of the Eighth Supplemental Indenture is hereby deleted and the following phrase is substituted in its place: "(i) $150,000,000 until such date and time that the Company delivers to the Trustee an Officers" Certificate that it intends to enter into an agreement to issue Notes in addition to the Notes issued on March 21, 2000; and (ii) $200,000,000 thereafter (provided that this clause (ii) shall not apply if the Company delivers to the Trustee an Officers" Certificate that it does not intend to issue any such additional Notes)."

     Holders who wish to consent should deliver, by regular mail, air courier, messenger or fax, their properly completed, executed and dated consent forms to the processing agent in accordance with the instructions set forth herein and therein. All facsimile transmissions must be followed by delivery of originally executed consents. The method of delivery of all documents, including consents, is at the election and risk of the holder. The address of the processing agent is as follows:


           Via Regular Mail, Overnight Delivery, Facsimile or by Hand

                            MacKenzie Partners, Inc.
                          156 Fifth Avenue, 13th Floor
                            New York, New York 10010
                             Attention: Jeanne Carr

                             Facsimile Transmission:

                                 (212) 929-0308

                   (Originally executed consents must follow)

                              Confirm by Telephone:

                                 (212) 929-5500

     We have not authorized any person to give any information or make any representations in connection with this solicitation of consents other than as set forth herein and, if given or made, such information or representations must not be relied upon as having been authorized by us. The delivery of this consent solicitation statement shall not, under any circumstances, create any implication that the information herein is correct after the date hereof.

     Any  questions  or requests for  assistance  or  additional  copies of this consent solicitation statement or the consent may be directed to the solicitation agent at its telephone number and location set forth below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance covering this consent solicitation.

                             The Solicitation Agent:

                       MORGAN STANLEY & CO., INCORPORATED
                                  1585 Broadway
                            New York, New York 10036
               Attention: Global Leveraged Finance Capital Markets
                           (877) 445-0397 (toll free)

                                    EXHIBIT B

                                [Consent Letter]

                                D.R. HORTON, INC.

                                     CONSENT

                                in respect of its
                          10-1/2% Senior Notes due 2005

                             CUSIP Number 23331AAE9

                 Pursuant to the Consent Solicitation Statement

                               dated May 27, 2000

            Please return this consent form to the Processing Agent:

           Via Regular Mail, Overnight Delivery, Facsimile or By Hand

                            MACKENZIE PARTNERS, INC.

  By Hand Delivery, Mail          For Information:    By Facsimile Transmission:
  or Overnight Courier:

 156 Fifth Avenue, 13th Floor
  New York, New York 10010       (212) 929-5500 (collect)
    Attn: Jeanne Carr                                           (212) 929-0308
                                (800) 322-2885 (toll-free)


Delivery to an address, or transmission via facsimile, other than as set forth above will not constitute valid delivery. In no event should a holder deliver any certificates representing the 10-1/2% senior notes due 2005.

         The instructions accompanying this consent should be read carefully before this consent is completed. Any questions or requests for assistance or additional copies of the consent solicitation statement or this consent may be directed to the solicitation agent at its address and telephone number and location set forth below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the consent solicitation.

         The undersigned is the holder of 10-1/2% Senior Notes due 2005 of D.R. Horton, Inc. issued under an indenture dated as of June 9, 1997 among D.R. Horton, Inc., the guarantors party thereto and American Stock Transfer & Trust Company, as trustee, as supplemented.

         The term "holder" as used herein shall mean a registered holder of 10-1/2% senior notes as reflected in the records of the trustee as of the date of execution of this consent. D.R. Horton anticipates that Cede & Co., as nominee holder of the 10-1/2% senior notes for the Depository Trust Company, will execute an authorization which will authorize the DTC's participants to consent with respect to the 10-1/2% senior notes owned by the participants and their customers and held in the name of Cede & Co. In such case, all references to "holder" shall, unless otherwise specified, include such participants specified on the DTC position listing as of the date indicated.

         Holders who wish to receive payments in consideration for their consent of $1.25 per $1,000 principal amount of notes (see payment instructions) in the event the proposed amendment is approved and the consent fee becomes payable as provided in the consent solicitation statement must consent prior to 5:00 p.m., New York City time, on June 8, 2000, as such date may be extended at the election of D.R. Horton, by delivering an executed consent to the processing agent (and such consent is not revoked prior to the effective date, as defined in the consent solicitation statement). Subject to the terms and conditions set forth in the consent solicitation statement, D.R. Horton will accept all properly completed and delivered consents received prior to 5:00 p.m., New York City time, on June 8, 2000 from the holders of record as of the date of execution of such consent.

         Upon receipt by the processing agent of consents to the proposed amendment described in the consent solicitation statement from the holders of at least a majority in aggregate principal amount of the outstanding 10-1/2% senior notes, D.R. Horton and the trustee may then execute a supplemental indenture containing the proposed amendment. The date and time at which such supplemental indenture is executed is the "effective date." Consents may not be revoked after the effective date.

         As a holder of said 10-1/2% senior notes, the undersigned hereby:

         CONSENTS                                  DOES NOT CONSENT
                  ------                                             ------

with respect to the proposed amendment to be made to the indenture as described in the consent solicitation statement. If no election is specified, any otherwise properly completed, signed, dated and delivered consent form will be deemed a consent to the proposed amendment. By execution hereof, the undersigned acknowledges receipt of the consent solicitation statement and hereby represents and warrants that the undersigned is the holder of record or through its nominee Cede & Co. with respect to the 10-1/2% senior notes specified herein and has full power and authority to give the consent contained herein. The undersigned will, upon request, execute and deliver any additional documents deemed by D.R. Horton to be necessary or desirable to perfect the undersigned's consent.

         Unless otherwise specified by the undersigned, this consent relates to all 10-1/2% senior notes to which the undersigned is the holder. If this consent relates to less than all 10-1/2% senior notes as to which the undersigned is a holder, the specific 10-1/2% senior notes to which this consent relates shall be identified herein.

         This  consent,  if  effective,  will be binding  upon the holder of the
10-1/2% senior notes who gives such consent and upon any subsequent transferee(s) of such 10-1/2% senior notes, subject only to a valid revocation of the consent by the holder or subsequent holders by delivery to the processing agent of a written notice of revocation prior to the effective date, completed, signed, dated and delivered to the processing agent in the manner described in the consent solicitation statement. Consents may not be revoked after the effective date. The holder shall be entitled to receive consent payments only in respect of a valid consent which has not been revoked.

                  DESCRIPTION OF NOTES TO WHICH CONSENT IS GIVEN

Name(s) and Address(es) of Registered   Notes with Respect to Which this Consent
Holder(s)(please fill in, if blank,     is Given  (Attach  additional  schedule,
exactly as name(s) appear(s) on Notes)                 if necessary)
         or DTC Participants(s)
 Please complete Payment Instructions
  on page 4 to ensure prompt payment
        of the consent fee

              (1)                         (2)          (3)             (4)
                                      Certificate    Aggregate  Principal Amount
                                       or Cede &     Principal    of Notes to
                                      Co. Account    Amount of   Which Consent
                                       Number(s)       Notes      is Given (if
                                                                 less than all)*


________________________________________________________________________________
                                     Total:
________________________________________________________________________________
* If this consent form relates to less than the aggregate principal amount of 10-1/2% senior notes registered in the name of the registered holder(s), or held by DTC for the account of DTC participant(s), named above, list the certificate or account numbers and principal amounts at maturity of notes to which this consent form relates. Unless otherwise indicated in the column labeled "Principal Amount of Notes to Which Consent is Given," the undersigned holder will be deemed to have consented in respect to the entire aggregate principal amount represented by the 10-1/2% senior notes indicated in the column labeled "Aggregate Principal Amount of Notes."

                            IMPORTANT READ CAREFULLY

This consent must be executed by the registered holder(s), or the DTC participant(s), in exactly the same manner as the name(s) of such holder(s) appear(s) on the 10-1/2% senior notes or on the position listing of Cede & Co. If 10-1/2% senior notes to which this consent relates are held by two or more joint registered holders, all such holders must sign this consent form. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to D.R. Horton of such person's authority so to act. Signatures on this consent must be guaranteed by a firm that is a member of the National Association of Securities Dealers, Inc., or a member of a registered national securities exchange or by a commercial bank or trust company having an office in the United States.

                                    SIGN HERE

______________________________________  _______________________________________
                                 (Signature(s))

DTC Participant Number:_____________________________

Dated:__________________________________ _______________________________________

Names:__________________________________ _______________________________________
                                 (Please Print)

Capacity:______________________________________________________________________

Address:_______________________________________________________________________
                              (including Zip Code)

Area Code and Telephone No. (       ) _________________________________________

Tax Identification or Social Security No.______________________________________



                             GUARANTEE OF SIGNATURES

Authorized Signature ___________________________________________________

Name and Title:_________________________________________________________
                                 (Please Print)

Dated:__________________________________________________________________

Name of Firm:___________________________________________________________

                              PAYMENT INSTRUCTIONS

         If (i) the processing agent receives the requisite consents, (ii) D.R. Horton, the guarantors party thereto and the trustee execute a supplemental indenture and (iii) D.R. Horton issues additional 10-1/2% senior notes, then promptly after the later of the expiration date or the closing of any offering of additional notes, D.R. Horton will cause the trustee will pay to each holder who has delivered a valid consent prior to the expiration date, and which consent has not been duly revoked prior to the effective date, a one-time cash payment in the amount of $1.25 for each $1,000 principal amount of notes as to which such consent relates.

         In order to be valid and effective, a consent must (a) be properly completed and executed and (b) be timely received by the processing agent and not thereafter validly revoked as provided in the consent solicitation statement.

         Consent payments will be made by the trustee, on behalf of D.R. Horton, by delivery of a check to the holder at its address as it appears on the Cede & Co. position listing. If you desire the payments to be sent otherwise, please so indicate below.

        PAYMENT INSTRUCTIONS                   SPECIAL DELIVERY INSTRUCTIONS
        (See Instruction 6)                          (See Instruction 6)

Please complete in order to ensure        To be completed ONLY if the checks for
prompt and accurate payment of consent    the  consent  payments,  issued in the
consent fee.                              name of undersigned, are to be sent to
                                          someone  other than  the party  listed
Issue checks to:                          under payment instructions.

Name:_______________________________
               (Please Print)             Mail checks to:
Address:____________________________
____________________________________      Name:_________________________________
          (Including Zip Code)                          (Please Print)
Contact:____________________________      Address:______________________________
Telephone:__________________________      ______________________________________
                                                     (Including Zip Code)
  __________________________________      Contact:______________________________
(Taxpayer Identification or               Telephone:____________________________
   Social Security Number)
    (Complete Form W-9)                     ____________________________________
                                                 (Taxpayer Identification or
                                                   Social Security Number)
                                                      (Complete Form W-9)

                            IMPORTANT TAX INFORMATION

         Under the Federal income tax law, a holder whose consent is given for payment is required by law to provide the trustee (as payer) with such holder's correct Taxpayer Identification Number (TIN) on Substitute Form W-9 below. If such holder is an individual, the TIN is his or her social security number. If the trustee is not provided with the correct TIN, a $50 penalty may be imposed by the Internal Revenue Service, and payments may be subject to backup withholding.

         Certain holders (including, among others, corporations) are not subject to these backup withholding and reporting requirements. Exempt holders should indicate their exempt status on Substitute Form W-9. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual's exempt status. Form of such statements can be obtained from the solicitation agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

         If backup withholding applies, 31% of any payments made to the holder or other payee will be required to be withheld. Backup withholding is not an additional tax, any amounts to withheld may be credited against the federal income tax liability of the holder subject to the withholding. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Substitute Form W-9

         To prevent backup withholding on payments made with respect to consents, the holder is required to notify the trustee of such holder's correct TIN by completing the form below, certifying that the TIN provided on the Substitute Form W-9 is correct (or that such holder is awaiting a TIN) and that
(a) such holder is exempt from backup withholding, or (b) such holder has not been notified by the Internal Revenue Service that he is subject to backup withholding as a result of a failure to report all interest or dividends or (c) the Internal Revenue Service has notified such holder that such holder is no longer subject to backup withholding. If a holder indicates that he is awaiting a TIN and the trustee is not provided with a TIN within 60 days, the trustee will withhold 31% of the payments payable to the holder until a TIN is provided to the trustee.

What Number to Provide

         The holder is required to give the trustee the TIN (i.e., social security number or employer identification number) of the registered holder of the 10-1/2% senior notes for which the consent is given hereby. If the 10-1/2% senior notes are held in more than one name or are not held in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance.

              PAYER'S NAME: American Stock Transfer & Trust Company

SUBSTITUTE    Part 1 - PLEASE PROVIDE YOUR TIN IN THE  _________________________
              BOX AT RIGHT AND CERTIFY BY SIGNING AND    Social Security Number
Form W-9      DATING BELOW                                          OR
                                                       _________________________
                                                  Employer Identification Number


               Part 2 -Certification                                Part 3 -
               Under Penalties of Perjury, I certify that
               (1)  The number shown on this form is my        Awaiting TIN____
                    correct Taxpayer Identification Number
                    (or I am waiting for a number to be
                    issued to me) and
               (2)  I am not subject to backup withholding          Part 4 -
                    either because (a) I am exempt from
                    backup  withholding  or (b) I have not     Exempt   ______
                    been  notified  by the IRS that I am
                    subject to backup  withholding as a
                    result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Department of Treasury    Certification  instructions - You must cross out item
Internal Revenue Service  (2) in Part 2 below if you have been notified by  the
                          IRS that you are subject to backup withholding because
                          of  underreporting  interest or dividends  on your tax
  Payees Request for return. However, if after being notified by the IRS Taxpayer Identification that you were subject to backup withholding you
      Number(TIN)         received  another  notification  from  the IRS stating
                          that you are no longer subject to backup withholding, do not cross out item (2). If you are exempt from backup withholding, check the box in Part 4 below.

Please fill in your name
  and address below.

SIGNATURE______________________________________    DATE________________________
NAME___________________________________________
ADDRESS________________________________________

         NOTE: FAILURE TO COMPLETE AND RETURN THE FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE CONSENT SOLICITATION. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

         I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

_____________________________________       _____________________________, 2000
Signature                                   Date

                                    EXHIBIT C

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii) This Agreement has been duly authorized, executed and delivered by the Company.

(iii) The execution, delivery and performance of this Agreement by the Company, the execution, delivery and performance of the Supplemental Indenture and the Indenture as supplemented by the Supplemented Indenture by the Issuers and the compliance by the Company with all of the provisions of this Agreement will not, to such counsel's knowledge, conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument listed as an exhibit to its Annual Report on Form 10-K for the fiscal year ended September 30, 1999 or to any subsequent filing under the Exchange Act or the Securities Act, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any statute or, to such counsel's knowledge, any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its property or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Supplemental Indenture by the Company.

                  [Commencement Date:

(iv) Each of the Supplemental Indenture and the Indenture as supplemented by the Supplemental Indenture has been duly authorized by the Company. When the Supplemental Indenture is executed and delivered, the Supplemental Indenture will have been duly executed and delivered by the Company, and each of the Supplemental Indenture and the Indenture as supplemented by the Supplemental Indenture will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors, rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.]

                  [Execution Date:

(iv) Each of the Supplemental Indenture and the Indenture as supplemented by the Supplemental Indenture has been duly authorized, executed and delivered by the Issuers and is a valid and binding agreement of the Issuers, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors, rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.]

(v) The Supplemental Indenture conforms in all material respects to the description thereof in the Consent Solicitation Material.

(vi) The consummation by the Company of the Consent Solicitation in the manner described in the Solicitation will not require registration under the Securities Act.

                  In rendering such opinion, such counsel may state that its opinion is limited to the Federal laws of the United States of America, the laws of the States of Texas and New York and the General Corporation Law of the State of Delaware.

                  [Commencement Date:

                  Such counsel shall also state that (x) such counsel has acted as special counsel to the Company in connection with the preparation of the Consent Solicitation Statement and during the course of the preparation of the
Consent Solicitation Statement, such counsel participated in conferences with representatives of the Company, the Company's internal counsel, and its accountants and your representatives and at which conferences the contents of the Consent Solicitation Statement and related matters were discussed, and (y)
based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that (I) the Consent Solicitation Statement (except as to financial data (and related notes thereto) and statistical data and the financial statements and related schedules contained or incorporated by reference therein), as of its date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (II) any document incorporated by reference into the Consent Solicitation Statement or any amendment or supplement thereto made by the Company prior to the Commencement Date, when they were filed with the Commission, as the case may be, contained (except as to financial and data (and related notes thereto) and statistical data and the financial statements and related schedules contained or incorporated by reference therein) an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing statement may be qualified by a statement to the effect that such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Consent Solicitation Statement or incorporated by reference therein, and such counsel is not passing upon and such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Consent Solicitation Statement.

                  [Execution Date:

                  Such counsel shall also state that (x) such counsel has acted as special counsel to the Company in connection with the preparation of the Consent Solicitation Statement and during the course of the preparation of the
Consent Solicitation Statement, such counsel participated in conferences with representatives of the Company, the Company's internal counsel, and its accountants and your representatives and at which conferences the contents of the Consent Solicitation Statement and related matters were discussed, and (y)
based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that (I) the Consent Solicitation Statement (except as to financial data (and related notes thereto) and statistical data and the financial statements and related schedules contained or incorporated by reference therein), as of the date hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (II) any document incorporated by reference into the Consent Solicitation Statement or any amendment or supplement thereto made by the Company prior to the date hereof, when they were filed with the Commission, as the case may be, contained (except as to financial and data (and related notes thereto) and statistical data and the financial statements and related schedules contained or incorporated by reference therein) an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing statement may be qualified by a statement to the effect that such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Consent Solicitation Statement or incorporated by reference therein, and such counsel is not passing upon and such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Consent Solicitation Statement.

                                      -3-